UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2013 (October 10, 2013)

MISONIX, INC.

(Exact name of registrant as specified in its charter)

New York	1-10986	11-2148932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1938 New Highway, Farmingdale, NY		11735
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (631) 694-9555

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2011, MISONIX, INC. (the “Company”) and PuriCore, Inc. (“PuriCore”) entered into a Product License and Distribution Agreement, dated as of July 19, 2011 (the “Distribution Agreement”).

On October 10, 2013, the Company and PuriCore entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”). Pursuant to the Settlement Agreement, the Company and PuriCore agreed that the Distribution Agreement was terminated as of October 10, 2013.

Except for the survival of confidentiality obligations under the Distribution Agreement, PuriCore and the Company no longer have any other rights, licenses or obligations under the Distribution Agreement.

The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the provisions of the Settlement Agreement and Mutual Release attached to this report as Exhibit 10.1.

The full text of a press release issued on October 11, 2013 announcing the Settlement Agreement is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Settlement Agreement and Mutual Release, dated as of October 10, 2013, by and between PuriCore, Inc. and MISONIX, INC.

Exhibit 99.1	Press Release of MISONIX, INC., dated October 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2013	MISONIX, INC.

	By:	/s/ Richard Zaremba
Richard Zaremba Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement and Mutual Release, dated as of October 10, 2013, by and between PuriCore, Inc. and MISONIX, INC.

99.1	Press Release of MISONIX, INC., dated October 11, 2013.